PART II – OFFERING CIRCULAR

NOVEA INC.

CORPORATE OFFICE:

11 Cypress Point

Amarillo, Texas USA 79124-4910

(619) 616-3149 Website: www.noveaincusa.com

Best Efforts Offering of Units

Each Unit Comprised of One Common Share

Offering Price: $0.250 per Unit

Offering: 61,000,000 Units for $15,250,000

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Units are to be offered on a “best efforts” basis. The Offering will close upon the earlier of (1) the sale of 61,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. There is no minimum offering amount and funds raised may not be sufficient to complete the objectives of the Company set forth in this Offering Circular. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

OFFERING CIRCULAR DATED August 9, 2016

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S.

Investing in the Units involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 4.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

UNITS OFFERED	PRICE TO PUBLIC	COMMISSIONS/FEES(1)	PROCEEDS TO COMPANY
Per Unit	$0.250	$0	$0.250
Total 61,000,000 Units	$15,250,000	$0	$15,250,000

Note:	(1) The Units are being offered on a “best efforts” basis and the Company does not anticipate paying fees or commissions.

TABLE OF CONTENTS:

Currency:

All references to dollars in this Offering Circular are to United States dollars.

Item 3.	Summary and Risk Factors

Offering Circular Summary

Tier 1 Offering under Regulation A+

This is a Regulation A+ Tier 1 offering where the securities will not be listed on a registered national securities exchange in the United States on qualification.

NOVEA

Novea Inc. was incorporated in the state of Wyoming, U.S.A. in February 2015. The Company is an electronic device warranty direct sale business utilizing its mobile Android and Apple application (App) and its contractual favor with a Best rated insurance company. As at the date of this Offering Circular, Novea has 14,000,000 Common Shares outstanding.

Since creation of the Company in 2015, its activities have been funded entirely by advances from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans.

The Company currently does not have funds to complete its Short Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 4 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular. Marketing of the warranty placement will require further funding. The Company requires additional sources of funding to continue the marketing activities described in ITEM 8 – Description of Marketing on page 9 of this Offering Circular and the long term plan to market the warranty placement, which may come from private placements, public offerings or joint venture arrangements.

Warranty Sales

The Company has established a contractual relationship with a Best rated U.S.A. qualified insurance company that empowers it to sell standard term, market warranties on electronic devices at about one-half the current market rate for identical coverage. In the warranty market today, all insurers sell through agents or brick-and-mortar retailers. Since the Company can sell warranties to directly to the consumer, it can underprice all current competition for the same warranty coverage. The Company will minimize its need for a hard asset structure to further increase its pricing advantage over competition.

In aid of the Company’s minimal hard asset position, the Company has created a mobile, remote, phone application, by which a consumer can calculate and purchase its choice of warranty coverage for his/her device (App). The Company has established a special payment processing system via an established server such that the Company is paid, electronically each time a consumer buys a warranty. The mobile App is currently available for both Android and Apple devices in the Play Store for Android devices and in the Apple store for Apple devices.

All documentation, execution, and record-keeping is processed electronically; claims are also processed electronically via the App – reducing the need for personnel and eliminating the need for brick and mortar. Since no other entity has such an application, the Company has a significant advantage over competitors.

The Company’s studies have shown that we can offer the same coverage as our competitors at about one-half the current market offerings. So the Company will enjoy a significant price advantage in the warranty market.

The Company’s challenge is to make its advantages known to the buying public. We see two primary ways to do so: 1, get online retailers (such as Jet.com and eBay.com) to offer our warranties together with their products (as they currently do for current competitors); 2, get brick and mortar retailers (such as Best Buy and Costco) to offer our warranties with their products (as they currently do for current competitors); 3, utilize social, electronic, and traditional media to build knowledge and trust of the Company’s brand.

The Company has branded the warranty sales business together the insurer as “Jacana Warranty.” That brand already has a web presence with about 30K daily hits on its website, besides Facebook and Twitter.

Management, Directors and Key Personnel

The management and directors of the Company have extensive experience in business development. C.E.O./President, Howard Nunn is a seasoned business executive and financier who has been involved with a number of business ventures. Dr. Nunn has been Chief Executive Officer of several locations of Medical Practice in the state of Texas. He is a graduate of University of Indiana and I.U.P.U.I. Medical School and has served in Army residency in Radiology. He has served as Chief Radiologist at Gorgas Army Hospital in The Republic of Panama. Dr. Nunn has served as a Physician in the United States Army from 1973 until 1996. Dr. Nunn attained the rank of Colonel while serving in the U.S. Army. His command experience has followed him into the business world. Secretary/Treasurer, Stephen Ross possesses a great deal of exceptional skills which include exceptional customer service skills, personal computer hardware and software experience, and outstanding communications skills at all personal levels. Mr. Ross was the director of the International Gallery in San Diego, California.  Mr. Ross’ experience includes responsibility for the annual revenue of the Museum where he created and installed Museum Quality exhibits of Contemporary Crafts, Folk and Primitive Art and textile costumes. Development Manager, Carlos Arreola, brings a wealth of experience in dealing with electronic devices. Most recently, he served as C.E.O. of Service Team Inc. (an OTC public company), before that manager of Orbital Enterprises, Inc., which bought his company, General Electronics, having move to there through General Electric’s purchase of RCA Corporation’s small appliance repair division. He earned a degree from Electronic Technical Institute and specialized training in digital micro processing from GE, a degree from Christian Services Training Institution, and is an ordained minister.

The forgoing named officers also serve as the directors of the Company. In addition to the experience and skills noted above, they have significant business management experience applicable to the Company’s needs.

Long Term Objectives

The Company’s long term objectives are to establish its Jacana brand as the best service and best price in the warranty market and position itself as a desirable acquisition by insurance companies. Besides the profitability of the Company’s operations, being the best price and best service in regard to warranties will make Novea a very attractive addition to any major insurance company’s operations. So the Company will seek to position itself as a desirable acquisition in the market.

Short Term Objectives

The Company's short term objectives are to bring the App to its optimum functioning level -- build the databases necessary for the App’s full application; and refine the App’s user interface to make purchases easier. Please refer to “ITEM 6 – USE OF PROCEEDS TO THE ISSUER” on page 8 of this Offering Circular. In order to accomplish this, the Company intends to:

1)	confirm next steps with the programmers who have been performing the work to get the App to its current status;

2)	ensure the tech market’s developments are compatible with the functioning of the App;

3)	contract retailers for placement of Jacana insurance on their websites and places of business; and

4)	obtain firm letters of intent from advertisers.

Risk Factors

Summary of Risk Factors

An investment in the Units involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company's business and its involvement in the insurance and tech market generally. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Units is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 4 of this Offering Circular before you decide whether to invest in the Units. Some of the risks include the following:

•	Company's limited history: The Company is in the early stage of development and must be considered a startup. As such, the Company is subject to many risks common to such enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues.

•	Company's negative operating cash flow: The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

•	Risks associated with the development of intellectual property for electronic devices: The business of developing programs involves a high degree of risk and, therefore, there is no assurance that current programs will result in profitable operations. The development and implementation of a mobile program involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. The Company is not currently operating the program in the market (although the program is available at both the Android and Apple stores). There is no certainty that the expenditures made by the Company towards the preparation of and marketing of the App and the warranties will result in profits.

•	Future financing requirements: The Company will need additional financing to continue in business and to implement the Phase 2 marketing programs set out at page 9 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms.

•	Claims Anticipated: The placement of warranties may be heavily for a particular device(s) that may result in excessive claims that the manufacturer may choose not to cover. In such a case, Novea will bear the loss, passed on to its insurer. That may endanger continuation with our insurer, which is one of our substantial advantages. This risk is beyond Novea's control.

•	Dependence on one App: The Jacana warranty App is the Company's sole property. Any material adverse development affecting the progress of this property will have a material adverse effect on the Company's financial performance and results of operations.

•	Ownership of properties: Although to the best of the Company's knowledge, legal ownership of the App is clear, unencumbered and in good standing, this should not be construed as a guarantee of ownership.

•	Governmental and regulatory requirements: Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

•	Limited public trading market: The Company’s Common Shares are currently not listed on a public market in the United States.

•	Dividends: Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

The Company’s Limited History

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources, has not earned any revenue since commencing operations, has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

Negative Operating Cash Flow

The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company has not determined whether use of the App will result in warranty sales and currently has not earned any revenue from the App and, therefore, the Company does not generate cash flow from its operations. The Company currently does not have the necessary financing in place to support continuing losses from operations and these matters raise significant doubt about its ability to continue as a going concern. Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the use of the App to market warranty sales, few apps that are created are ultimately developed into profitable uses. Major expenditures may be required to place the App into the market and establish profitable relationships with retailers. Whether an application will be commercially viable depends on a number of factors, some of which are: the accessibility to the App, competitors in the same market, consumers’ experience with the Company’s handling of claims; history of claims; strength of the insurer; changes in and application of government regulations, including regulations relating to internet usage, insurance, warranties, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

The Company does not currently sell warranties by way of the App or in any manner. There is no certainty that the expenditures made by the Company towards the marketing of the App and the sale of its warranties will result in sales that are commercially viable. Most of the above factors are beyond the Company’s control.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities that may enjoy sovereign government support.

Warranty Prices

The development and success of the App and warranty sales will be primarily dependent on the future price of warranties in the general market. The insurance market is aggressively moving to electronic operations and such companies typically have the financial resources to improve their operations, which actions are beyond the Company's control. Depending on the price of warranties, projected cash flow from planned operations may not be sufficient and the Company could be forced to discontinue marketing and may lose its interest in, or may be forced to sell, the App property.

Future Financing Requirements

The Company will need additional financing to continue in business and to implement the Phase 2 marketing programs set out in ITEM 7 – DESCRIPTION OF BUSINESS on page 9 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of App ownership or loss of earning opportunities by the Company.

Key-Man and Liability Insurance, Uninsurable Risks

The success of the Company will be largely dependent upon the performance of its key officers. The Company has not purchased any "key-man" insurance with respect to any of its directors or officers, and has no current plans to do so.

Although the Company may obtain liability insurance in an amount which management considers adequate, the nature of the risks for warranties may be such that liabilities might exceed policy coverage, the liabilities and hazards might not be insurable, the Company might not elect to insure itself against such liabilities due to high premium costs or other reasons, or the manufacturer might elect not to cover losses or recall the devices. Should such liabilities occur, the Company could incur significant costs that could have a material adverse effect on its financial position.

Dependence on One Property

The Jacana warranty App is the Company's sole property. Any material adverse development affecting the progress of this property will have a material adverse effect on the Company's financial performance and results of operations.

Ownership

No assurances can be given that defects to the App’s programming and claims affecting the Company's ownership of the App do not exist. The programming may be subject to prior forms of such and the Company's rights may be affected by undetected claims. If pre-existing developments do exist, it is possible that the Company may lose all or a portion of interest in and to the App where the pre-existing developments exist. Ownership of the Company’s interest in some jurisdictions is often not susceptible of determination without incurring substantial expense.

There is no guarantee that ownership of the Company's App will not be challenged or impugned. To the best of the Company's knowledge, ownership of the App is clear, unencumbered and in good standing.

Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 14 – SECURITIES BEING OFFERED on page 19 of this Offering Circular. There can be no assurance that an active public market for the Company's Common Shares will develop or be sustained after completion of the Offering. The price of the Units in this Offering was determined by the Company based upon several factors, and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

Competition

The mobile app business is competitive in all phases. The Company competes with an unknown number of other entities in the mobile app business as well as existing insurance companies. As a result of this competition, the majority of which is with companies with greater financial resources than the Company, the Company may be unable to acquire appropriate retailers and advertisers in the future on terms it considers acceptable. The Company also competes for financing with other tech and insurance companies, many of whom have greater financial resources and/or more advanced market standings. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to the Company.

The ability of the Company to sell warranties depends on its success in building retailer relationships and in placing advertising the App. Increased competition could result in increased costs and reduced profitability which could materially adversely affect the Company's revenues, operations and financial condition.

Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

Arbitrary Offering Price

The Offering Price of the Units has been determined by the Company. The Offering Price is not an indication of the value of the Units and the underlying technology comprising the Units or that any of the Units and the securities comprising the Units could be sold for an amount equal to the Offering Price or for any amount.

Factors Beyond the Company's Control

Application of technology to the sale of warranties depends upon a number of factors, not the least of which is the technical skill of the programmers maintaining the app. Further, the sales and exploration and development of retailers will also be affected by numerous factors beyond the control of the Company. These factors include the quality of devices warranted and the market of the Company’s contracted retailers. The effect of these factors cannot be accurately predicted.

ITEM 4.	DILUTION

The price of the Units under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Units in the Offering will incur immediate dilution in the pro forma value of their Units. This means that investors that purchase Units will pay a price per Unit that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Units or Common Shares, which may result in dilution of existing shareholders if the Units are sold at a price that is less than the average per share value of the Common Shares previously issued.

Units issued by the Company over the past year have been sold for a price that is approximately $.24 less than the price per Unit sold under this Offering Circular, which is not materially different.

ITEM 5.	PLAN OF DISTRIBUTION

No securities are being offered for the account of existing security holders.

A maximum of 61,000,000 Units are being offered by the Company on a “best efforts” basis. Each Unit is comprised of one Common Share. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 61,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.

Prospective investors must send to the Company’s office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit D under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s general bank account, and upon acceptance of the subscription by the Company, the funds will be available for the Company’s use. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item 6 – Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company will utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering on Crowdfunder, Inc. and EquityNet, LLC and may use other similar websites. The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular.

ITEM 6.	USE OF PROCEEDS TO ISSUER

Available Funds

	61,000,000 Units Offering ($)	40,000,000 Units Offering ($)	20,000,000 Units Offering ($)
Amount to be raised by this Offering(1)	15,250,000	4,000,000	2,000,000
Fees(2)	0	0	0
Estimated offering costs (e.g. crowdfunding, accounting)	10,000	10,000	10,000
Available Funds	15,240,000	3,990,000	1,990,000

Notes:

(1)	There is no minimum amount required to be raised under this Offering. The table sets forth three scenarios depending on the number of Units subscribed for by potential investors. If the Offering is not fully subscribed, funds will be used for the priorities listed in the table below under Use of Net Available Funds.

(2)	The Company is marketing the Offering on a “best efforts” and does not anticipate paying fees or commissions. Management and directors will not be paid finders’ fees for raising funds under the Offering.

Use of Available Funds

The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct further work on the App and retailer relationships. The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering. The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 2,000,000 Units are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below.

Description of intended use of available funds listed in order of priority(1	61,000,000 Units Offering ($)	40,000,000Units Offering ($)	20,000,000 Units) Offering ($)
Available Funds	15,240,000	3,990,000	1,990,000
Used for:
Completion of App User Interface(2)	275,000	275,000	275,000
Completion of Databases(3)	225,000	225,000	225,000
Advertising Six-Months(4)	6,000,000	1,500,000	500,000
Establish Office Operations(5)	240,000	180,000	50,000
Six-Months Operations Costs(6)	600,000	400,000	88,000
Six-Months Reserves Contribution(7)	4.800,000	1,000,000	500,000
Cost Total	-12,140,000	-3,580,000	-1,638,000
Remaining funds (unallocated)(8)	3,100,000	410,000	352,000

Notes:

(1)	See Short Term Objectives on page 9 of this Offering Circular.

(2)	The Company plans to engage existing programmers to complete this work.

(3)	Database data is readily available.

(4)	The Company plans to a very aggressive and thorough advertising campaign.

(5)	The Company plans to place operations in San Diego where tech talent and office staff are accessible and affordable. Two of the Company’s three key employees reside in such area.

(6)	Operations “brick-and-mortar” will be limited as much as possible, while yet exceeding customer needs.

(7)	Per our agreement with the Insurance Company, the Company funds a reinsurance reserve from sales, which will increase as sales increase.

(8)	In the event the full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best possible. If sufficient funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the key employees. If the full Offering is subscribed for, the remaining funds will be applied to working capital.

Reallocation

The Company intends to spend the available funds as stated above in this Item 6, but reserves the right to change the use of proceeds and will reallocate funds only for sound business reasons.

ITEM 7.	DESCRIPTION OF BUSINESS OF NOVEA INC.

Novea Inc. was incorporated on February 26, 2015, pursuant to the laws of the state of Wyoming U.S.A. The Company owns a mobile application that enables the remote purchase of the appropriate warranty for a device.

The registered office of Novea is located at 1623 Central Ave Ste. 201, Cheyenne, Wyoming 82001 U.S.A.

Pursuant to an agreement with a best rated insurance company made effective June 1, 2016 and attached hereto as Exhibit 6.1, the Company was authorized to write warranties under the Insurance Company’s protection on the full range of consumer purchases, particularly including electronic devices.

Market Conditions for Warranty Sales

Consumer demand for electronics continues to increase year over year, with a substantial used device market existing as well. Given the usually high cost of electronics and their typical fragility, buyers have sought protection for their purchases, their investments. So, seeing this demand, retailers saw a need for protection. Thus, retailers worked with insurers to provide it. Insurers utilized their typical marketing force, independent agents. Presently, this multi-layered method of getting the coverage to the consumer is effective, but costly as each layer adds its costs. Further, this method has required a heavy “brick-and-mortar” support system.

As Novea’s App, puts the protection into the hand of the consumer, substantially reduces the need for brick and mortar, the ultimate cost of coverage is substantially reduced. Since Novea can provide coverage at cost, cutting out several layers of administration, Novea’s selling price will be significantly less than all competitors.

Employees and Consultants

The Company employs no full time persons and, on a part time basis, three consultants.

General Development of the Business

Long Term Objectives The Company’s Long Term Objectives are to refine its mobile App to be the choice mobile application for the purchase of warranties and the model application for other insurance sales; and, the Company seeks to sell the majority (at least) of our chosen warranties. The App has already received praise from developers and our testers, and interest from other insurance providers. Market trends indicate that the Company is entering a new market that has a huge growth potential.

The Company intends to continue to build its mobile sales and minimal hard-asset design in other financial service areas that are presently served by traditional, low technology, and brick-and-mortar companies, those where our form of service can return more to consumers.

Short Term Objectives

The Company's short term objectives are to carry out preliminary work on the App which will improve its user friendly application and increase its exposure. In order to accomplish this, subject to funding, the Company intends to:

1)	complete the database and user interface development of the App;

2)	engage advertisers in the social media and other mass market routes;

3)	assemble necessary support structure; and

4)	begin an aggressive and thorough social and other electronic media sales campaign.

ITEM 8.	DESCRIPTION OF MOBILE APP

Table 2 – Long Term Objectives - Proposed App Development Project Budget.

Phase 1
Completion of App	Contractors	$500,000	$500,000

		Sub-Total	$500,000

Phase 1a

Marketing of App
Social Media	2,500,000
Electronic Media	3,500,000
SubTotal	6,500,000

all Phases	$7,000,000

ITEM 9.	MANAGEMENT’S DISCUSSION AND ANALYSIS

MD&A for the Year Ended July 31, 2015

The following discussion is management’s analysis of Novea Inc.’s (the “Company” or “Novea”) operating and financial data for the year ended July 31, 2015, as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the non-audited consolidated financial statements and notes for the year ended July 31, 2015.

This Management’s Discussion and Analysis (“MD&A”) and the non-audited consolidated financial statements and comparative information have been prepared in accordance with GAAP.

The MD&A was prepared as of July 31, 2015. Additional information relating to Novea can be found at www.NoveaIncUSA.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT NOVEA INC.

Novea is a development stage technology/warranty company with a mobile Application in the United States of America (presently available from both the Google Play Store for Android devices and the Apple Store for Apple devices) that sells its electronic device warranties to the public. The Company’s main focus is the marketing of its App in order to produce warranty sales. The format of the App has potential application in other sales markets, such as in regard to financial transactions. Such applications are typically placed in the market at no charge to the downloading party, the user. So, Novea’s App is available from the Stores at no charge. The App enables the user to evaluate and purchase a warranty on such user’s purchase of an electronic device. The App is held by the Company; the Company has a favorable contract with a best-rated insurance company.

2015 OVERVIEW

The Company’s main activities during the 2015 period were evaluating the potential for the App, developing the App, planning the advertising, and working to organize the requisite funding.

On March 1, 2015, the Company issued 14,000,000 shares to the Company’s founders at a price of $0.001 per share with the founder’s pledge of paying additional amounts as needed. Through January 31, 2016, the founders had paid in an additional $84,344 for such shares, increasing their purchase price to $0.00703 per share.

RESULTS OF OPERATIONS

In 2015, net loss was $9,726. The Company commenced work on its App at the Company’s inception in February 2015. The following table itemizes the net loss from operations for the years ended July 31, 2015.

SCHEDULE OF NET INCOME (LOSS) BEFORE FINANCING EXPENSES

For the year ended July 31,	2015
Consultant fees	$5,450
Administrative costs	2,276
Production expenses	2,000
Loss before financing income (expenses)	$(9,726)

LIQUIDITY AND CAPITAL RESOURCES

The net loss from operations for the year ended July 31, 2015, was funded through the contribution of additional capital for the issuance of shares. As of July 31, 2015, the Company had net working capital $2,199. Future operations will be funded by the issuance of capital stock.

Estimated Cash Flow Requirements for the Next 12 Months

Refine App and related IT work	$500,000
Promotion		(1)
General and administrative		(1)
Total estimated cash requirements	$500,000

(1)	The amount of expenditure for promotion and administrative expenditures is dependent on results of the instant capital raise.

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2016. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period:

None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

•	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

•	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements.

There were no changes in the Company’s business activities during the year-ended July 31, 2015, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

March 31, 2016
Common Shares Issued and Outstanding	14,000,000

TRANSACTIONS WITH RELATED PARTIES

During the year ended July 31, 2015, the Company incurred consultant fees of $5,450 to a key employee of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

Fair value

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)	Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)	Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of July 31, 2015, the Company had net working capital of $2,199. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units (see SUBSEQUENT EVENTS).

The Company had no contractual maturities of financial liabilities and other commitments as at July 31, 2015.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

i)	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day to day operating requirements in order to continue as a going concern; and

ii)	To provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Novea is a development stage technology/warranty company which involves a high degree of risk. The Company has not determined whether its App and resultant warranty sales will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Novea’s website: www.NoveaIncUSA.com.

MD&A for the Eight Months Ended March 31, 2016

The following discussion is management’s analysis of Novea Inc.’s (the “Company” or “Novea”) operating and financial data for the eight months ended March 31, 2016, as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the unaudited consolidated financial statements and notes for the eight months ended March 31, 2016, and the non-audited consolidated financial statements and notes for the year ended July 31, 2015.

This Management’s Discussion and Analysis (“MD&A”) and the consolidated financial statements and comparative information have been prepared in accordance with GAAP.

The MD&A was prepared as of May 31, 2016. Additional information relating to Novea can be found at www.NoveaIncUSA.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by United States SEC securities regulators, also known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT NOVEA INC.

Novea is a development stage technology/warranty company with a mobile Application in the United States of America (presently available from both the Google Play Store for Android devices and the Apple Store for Apple devices) that sells its electronic device warranties to the public. The Company’s main focus is the marketing of its App in order to produce warranty sales. The format of the App has potential application in other sales markets, such as in regard to financial transactions. Such applications are typically placed in the market at no charge to the downloading party, the user. So, Novea’s App is available from the Stores at no charge. The App enables the user to evaluate and purchase a warranty on such user’s purchase of an electronic device. The App is held by the Company; the Company has a favorable contract with a best-rated insurance company.

SIX MONTH OVERVIEW

The Company continued development of its App and investigation and planning of promoting the App in the market. The Company completed the App to the point of presenting it for listing on the Google Play Store and the Apple Store. The Company was successful in getting the App presented on both those Stores.

RESULTS OF OPERATIONS

In the eight months ended March 31, 2016, net loss was $88,165 compared to a net loss of $9,726 in 2015, resulting in a change of $69,892. The Company continued development of the App during the period incurring consultant expenditures totaling $87,700. The following table itemizes the net loss from operations for the eight months ended March 31, 2016.

SCHEDULE OF NET INCOME (LOSS) BEFORE FINANCING EXPENSES

For the eight months ended March 31,	2015
Consultant fees	$87,700
Administrative expenses	465
Loss before financing income (loss)	$(88,165)

DEVELOPMENT OF APP

In March 2016, the Company completed the App to the point of the Google Play Store and the Apple Store accepting it.

LIQUIDITY AND CAPITAL RESOURCES

The net loss from operations for the eight months ended March 31, 2016, was funded through the additional capital contributions from the previous issuance of shares. As of March 31, 2016, the Company had net working capital of $453. Future operations will be funded by the issuance of capital stock.

Estimated Cash Flow Requirements for the Next 12 Months

Refine App and related IT work	$500,000
Promotion		(1)
General and administrative		(1)
Total estimated cash requirements	$500,000	(1)

(1)	The amount of expenditure for promotion and administrative expenditures is dependent on results of the instant capital raise.

GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2016. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period:

None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

•	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

•	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements.

There were no changes in the Company’s business activities during the year-ended July 31, 2015, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

March 31, 2016
Common Shares Issued and Outstanding	14,000,000

TRANSACTIONS WITH RELATED PARTIES

During the eight months ended March 31, 2016, the Company incurred consultant fees of $87,700 to key contractors of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

Fair value

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)	Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)	Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of March 31, 2016, the Company had net working capital of $453. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units (see SUBSEQUENT EVENTS).

The Company had no contractual maturities of financial liabilities and other commitments as at March 31, 2016.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

i)	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

ii)	provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Novea is a development stage technology/warranty company which involves a high degree of risk. The Company has not determined whether its App and resultant warranty sales will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

TRANSACTIONS WITH RELATED PARTIES

During the period of eight months ended March 31, 2016, the Company incurred consultant fees of $87,700 (2015 - $5,450) to key contractors of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

Fair value represents

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)	Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)	Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As at March 31, 2016, the Company had net working capital of $453 (2015 - $2,199). Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Units.

The Company has no contractual maturities of financial liabilities and other commitments as at March 31, 2016:

c)	Market risk

Market risk is the risk of loss that may arise from changes in the market factors such as interest rates, commodity and equity prices and foreign currency rates.

i.	Interest rate risk

The Company has immaterial cash balances. Its current policy is to invest excess cash in investment-grade short-term money market accounts. The Company periodically monitors the investments it makes and is satisfied with the credit worthiness of its investments. Interest rate risk is minimal as interest rates are anticipated to remain at historically low levels with little fluctuation and any excess cash is invested in money market funds. Fluctuations in interest rates do not materially affect the Company as it either does not have significant interest-bearing instruments or the interest is at a fixed rate.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

i)	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

ii)	provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Novea is a development stage technology/warranty company which involves a high degree of risk. The Company has not determined whether its App and resultant warranty sales will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Novea’s website: www.NoveaIncUSA.com.

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

NAME	POSITION	AGE	START OF TERM OF OFFICE	Approximate hours per week for part-time personnel
Howard Nunn	President, CEO, Director	67	February 2015	2 or variable
Stephen Ross	Secretary/Treasurer, Director	60	February 2015	2 or variable
Carlos Arreola	Development Manager	58	February 2015	32 or variable

Business Experience of Directors, Executive Officers and Key Personnel

Name	Principal Occupation and Related Experience
Howard Nunn, M.D. Amarillo, Texas	Howard Nunn is a seasoned business executive and financier who has been involved with a number of business ventures. Dr. Nunn has been Chief Executive Officer of several locations of Medical Practice in the state of Texas. He is a graduate of University of Indiana and I.U.P.U.I. Medical School and has served in Army residency in Radiology. He has served as Chief Radiologist at Gorgas Army Hospital in The Republic of Panama. Dr. Nunn has served as a Physician in the United States Army from 1973 until 1996. Dr. Nunn attained the rank of Colonel while serving in the U.S. Army. His command experience has followed him into the business world.
Stephen Ross El Cajon, California	Stephen Ross possesses a great deal of exceptional skills which include exceptional customer service skills, personal computer hardware and software experience, and outstanding communications skills at all personal levels. Mr. Ross was the director of the International Gallery in San Diego, California. Mr. Ross’ experience includes responsibility for the annual revenue of the Museum where he created and installed Museum Quality exhibits of Contemporary Crafts, Folk and Primitive Art and textile costumes.
Carlos Arreola Chula Vista, California	Mr. Carlos Arreola, brings a wealth of experience in the repair and maintenance of televisions and similar appliances. A brief summary of his work history is as follows:

1979-1986

RCA Corporation, worked as a repair technician on RCA’s televisions and similar small appliances.

1986-1992

General Electric Small Appliance Repair Division, RCA Corp Repair Division was acquired by General Electric. Mr. Arreola was employed by General Electric as a Supervisor in Small Appliance Repair and ultimately became the leader of the San Diego repair center.

1992-2008

General Electronics, Manager/Owner. Started his own television repair business in San Diego, California.

2008-2011

Orbital Enterprises, Inc. Mr. Arreola sold his company, General Electronics, to Orbital Enterprises, Inc. and became manager of the Service and Repair Department of Orbital Enterprises, Inc.

2011-2015

Service Team Inc. Mr. Arreola became Chief Executive Officer of Service Team Inc., a new company organized by Mr. Arreola and Mr. Robert Cashman’s company, Hallmark Venture Group, Inc. Mr. Arreola is responsible for all aspects of the company.

He has received a degree from the Electronic Technical Institute and has specialized training in digital micro processing from the General Electric Mr. Arreola also holds degrees from the Christian Services Training Institution and is an ordained minister. Mr. Arreola is responsible for the development of the NOVEA App.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

ITEM 11.	COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Position held	Cash Compensation for the year ended July 31, 2015 ($)	Other Compensation(1) ($)	Total Compensation ($)
Howard Nunn, M.D.	CEO, President	0	0	0
Stephen Ross	Secretary/Treasurer	0	0	0
Carlos Arreola	Development Manager	5,450	0	5,450

ITEM 12.	SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owned by all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership	Percent of Class
Common Shares	Officers and Directors 11 CYPRESS POINT, AMARILLO TX 79124-4910	14,000,000 held directly	100%

ITEM 13.	INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Compensation for the consulting services of Carlos Arreola as Development Manager of the Company is paid to directly.

ITEM 14.	SECURITIES BEING OFFERED

Units

The Common Shares comprising the Units will separate immediately upon closing of the Offering. The Common Shares issued to investors under this Offering Circular are not subject to any trading restrictions under SEC regulations.

Restriction on Trading

Resale of the Common Shares will be subject to resale restrictions until after a four-month hold period has expired. Until the restriction on trading expires, investors will not be able to trade the Common Shares. The four-month hold period commences on the date of a closing of the sale of Units under this Offering Circular.

Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company is Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

FINANCIAL STATEMENTS SECTION

JULY 31, 2015, NON-AUDITED FINANCIAL STATEMENTS

MARCH 31, 2016, UNAUDITED FINANCIAL STATEMENTS

NOVEA INC.

FOR THE PERIOD ENDED FROM

INCEPTION (MARCH 30, 2015) TO JULY 31, 2015

BALANCE SHEET

AS OF JULY 31, 2015

2015
ASSETS
Cash	$2,199
Total current assets	2,199

TOTAL ASSETS	$2,199

LIABILITIES & SHAREHOLDERS' (DEFICIT)
Accounts payable	$-
TOTAL LIABILITIES	-

Common stock, $0.001 par value, 75,000,000 authorized, 0 issued and outstanding as of July 31, 2015	-
Share subscriptions payable	11,925
Accumulated deficit	(9,726)
TOTAL SHAREHOLDERS' (DEFICIT)	2,199

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)	$2,199

The accompanying notes are an integral part of these financial statements.

NOVEA INC.

STATEMENT OF OPERATIONS FOR THE PERIOD FROM

INCEPTION (MARCH 30, 2015) TO JULY 31, 2015

2015

OPERATING EXPENSES
General & administrative expenses	$9,726
TOTAL OPERATING EXPENSES	9,726

OPERATING LOSS	(9,726)

NET LOSS	$(9,726)

Weighted number of common shares outstanding – basic and diluted	0

Net income (loss) per share – basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements

NOVEA INC.

STATEMENT OF SHAREHOLDERS DEFICIT FOR THE PERIOD FROM

INCEPTION (MARCH 30, 2015) TO JULY 31, 2015

			Share
	Common Stock		Subscriptions	Accumulated	Total
	Shares	Amount	Payable	Deficit	Equity
Balance, Inception (March 30, 2015)	-	$-	$-	$-	$-
Shares Payable for Cash – Related Party	-	-	11,925	-	11,925
Net Loss	-	-	-	(9,726)	(9,726)
Balance, July 31, 2015	-	$-	11,925	(9,726)	2,199

The accompanying notes are an integral part of these financial statements.

NOVEA INC.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (MARCH 30, 2015) TO JULY 31, 2015

2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,726)
Net Cash Used in Operating Activities	(9,726)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used In Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock payable - related parties	11,925
Net Cash Provided By Financing Activities	11,925

Net Increase In Cash and Cash Equivalents	2,199

Cash at Beginning of Period	-

Cash at End of Period	$2,199

The accompanying notes are an integral part of these financial statements.

NOVEA INC.

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2015

NOTE 1 - ORGANIZATION

Organization

Novea Inc. (the "Company") was incorporated pursuant to the laws of the State of Wyoming on February 26, 2015, and began operations on March 30, 2015 (Inception). The Company was organized to sell warranties of electronic devices by way of a mobile application used in and outside of the United States. The business has had no revenues to date.

The Company has established a fiscal year end of July 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statement presented in this report is of Novea Inc.

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

The financial statement presents the Balance Sheet, Statements of Operations, Shareholders' Deficit and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying Non-audited financial statement has been prepared in accordance with U.S. GAAP. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of negative $9,726 as of July 31, 2015. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares. We cannot be certain that capital will be provided when it is required.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. There were no cash equivalents at July 31, 2015.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Lease Commitments

Novea Inc. has no lease commitments.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 on June 6, 2011. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has various financial instruments that must be measured under the new fair value standard including: cash, convertible notes payable, accrued expenses, promissory notes payable, accounts receivable and accounts payable. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Cash reported on the balance sheet are estimated by management to approximate fair market value due to their short term nature.

The Company has had no transfers between levels of its assets or liabilities as of July 31, 2015.

Income Taxes

The Company has no income tax obligations as of July 31, 2015, due to the Company having no profits from operations in its first fiscal period.

Stock Based Compensation

In December of 2004, the FASB issued a standard which applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are based on the fair value of those equity instruments. For any unvested portion of previously issued and outstanding awards, compensation expense is required to be recorded based on the previously disclosed methodology and amounts. Prior periods presented are not required to be restated. We adopted the standard as of inception. The Company has not issued any stock options to its Board of Directors and officers as compensation for their services. If options are granted, they will be accounted for at a fair value as required by the FASB ASC 718.

Net Loss Per Share

The Company adopted the standard issued by the FASB, which requires presentation of basic earnings or loss per share and diluted earnings or loss per share. Basic income (loss) per share ("Basic EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") are similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. During the period from Inception to July 31, 2015, as the Company reported a net loss from operations, the diluted shares outstanding excludes the effective of dilutive securities due to the anti-dilutive effect. Because the Company did not have any potentially dilutive securities, there was no difference between the basic and diluted net loss per share.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's authorized capital is 75,000,000 common shares with a par value of $0.001 per share.

2015

At its inception date, the Company granted 6,500,000 shares to Howard Nunn, CEO and Chairman of the Board; 4,000,000 shares to Stephen Ross, VP and Director; and 3,500,000 shares to Carlos Arreola, Director, for no dollar amount of compensation. All three of these individuals are related parties of the Company. As a result, the Company recorded the $0 value of compensation to share subscriptions payable as founder shares compensation.

During the period from Inception to July 31, 2015, the Company sold subscriptions to 238,500 shares payable for $11,925 of cash from two of its officers, Howard Nunn and Stephen Ross, thus, related party investors.

As of July 31, 2015, the Company has not granted any stock options or issued any common shares.

We have accounted for stock based compensation under the provisions of FASB Accounting Standards codification (ASC) 718-10-55. (Prior authoritative literature: FASB Statement 123 (R), Share-based payment.) This statement requires us to record any expense associated with the fair value of stock based compensation. Determining fair value requires input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

NOTE 4 - RELATED PARTY TRANSACTIONS

Common Stock

At its inception date, the Company granted 6,500,000 shares to Howard Nunn, CEO and Chairman of the Board; 4,000,000 shares to Stephen Ross, VP and Director; and 3,500,000 shares to Carlos Arreola, Director, for no dollar amount of compensation. All three of these individuals are related parties of the Company. As a result, the Company recorded the $0 value of compensation to share subscriptions payable as founder shares compensation.

During the period from Inception to July 31, 2015, the Company sold subscriptions to 238,500 shares payable for $11,925 of cash from two of its officers, Howard Nunn and Stephen Ross, thus, related party investors.

NOTE 5 – INCOME TAXES

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the available net operating loss carry forward of approximately $9,726 will expire in various years through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company's loss before income taxes. The components of these differences are as follows at July 31, 2015:

2015
Net tax loss carry-forwards	$(9,726)
Statutory rate	34%
% Expected tax recovery	3,307
Change in valuation allowance	(3,307)
Income tax provision	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$3,307
Less: valuation allowance	(3,307)
Net deferred tax asset	$-

The actual income tax provisions do not differ from the expected amounts, which is none.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

None

NOTE 7 – SUBSEQUENT EVENTS

As of the date of this filing, there are no additional subsequent events which require additional disclosure.

EXHIBIT A

NOVEA INC.

(A development stage company)

FINANCIAL STATEMENTS

NOVEA INC.

BALANCE SHEET

AS OF MARCH 31, 2016

2016
ASSETS
Cash	$453
Total current assets	453

TOTAL ASSETS	$453

LIABILITIES & SHAREHOLDERS' (DEFICIT)
Accounts payable	$-
TOTAL LIABILITIES	-

Common stock, $0.001 par value, 75,000,000 authorized, 14,000,000 issued and outstanding as of March 31, 2016 (Par value $14,000 less discount $2,075)	14,000
Premium on Capital	84,344
Accumulated deficit	(97,891)
TOTAL SHAREHOLDERS' (DEFICIT)	453

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)	$453

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustment is possible.

NOVEA INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FISCAL YEAR (JULY 31, 2015) TO MARCH 31, 2016

2015

OPERATING EXPENSES
General & administrative expenses	$88,165
TOTAL OPERATING EXPENSES	88,165

OPERATING LOSS	(88,165)

(NET LOSS)	$(88,165)

Weighted number of common shares outstanding – basic and diluted	14,000,000

Net income (loss) per share – basic and diluted	$(0.00630)

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustment is possible.

NOVEA INC.

STATEMENT OF SHAREHOLDERS DEFICIT

FOR THE PERIOD FROM FISCAL YEAR (JULY 31, 2015) TO MARCH 31, 2016

	Common Stock
	Shares	Amount
Balance, Fiscal Year-End (July 31, 2015)	14,000,000-	$11,925-

Shares Issued for Cash	0	86,419
Net Loss	-	(88,165)
Balance, March 31, 2016	14,000,000	$10,179

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustment is possible.

NOVEA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM FISCAL YEAR (JULY 31, 2015) TO MARCH 31, 2016

2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(88,165)

Net Cash Used in Operating Activities	(88,165)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used In Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock (all to related parties)	86,419
Cash received from issuance of employee advance	0
Cash repayments on employee advance
Net Cash Provided By Financing Activities	86,419

Net Increase In Cash and Cash Equivalents	2,199

Cash at Beginning of Period	2199

Cash at End of Period	$453

The forgoing financial statements are through end of the eighth month of the Company’s 2015-2016 Fiscal Year, presented in accord with US GAAP These statements are not audited, so, adjustments are made.

PART III EXHIBITS

ITEMS 16 & 17. INDEX TO EXHIBITS AND DESCRIPTION OF EXHIBITS

Number	Exhibit
2.1*	Articles of Incorporation
2.2*	Bylaws
3.1*	Founder Shares Subscription Agreement for Carlos Areola dated February 26, 2015
3.2*	Founder Shares Subscription Agreement for Howard Nunn dated February 26, 2015
3.3*	Founder Shares Subscription Agreement for Stephen Ross dated February 26, 2015
4.1*	Form of Subscription Agreement
6.1*	Agreement with Jacana Insurance Company dated June 1, 2016
12.1*	Legal Opinion of Matheau J. W. Stout, Esq.

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, Texas, U.S.A., on August 9, 2016.

NOVEA INC.

/s/ Howard Nunn	/s/ Stephen Ross
(signed) “Howard Nunn”	(signed) “Stephen Ross”
Chief Executive Officer	Secretary/Treasurer
(Principle Executive officer)	Chief Financial Officer ( Principle Financial Officer)

/s/ James Quinlan
(signed) “James Quinlan”
(Principle Accounting Officer)

On behalf of the Board of Directors

/s/ Howard Nunn	/s/ Stephen Ross
(signed) “Howard Nunn”	(signed) “Stephen Ross”
Director	Director

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